UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2006

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2006, Coinstar, Inc. (“Coinstar”) entered into an Agreement for the Sale and Purchase of the Entire Issued Share Capital of Travelex Money Transfer Limited (the “Agreement”) by and among Travelex Limited, a company incorporated in England and Wales (“Travelex”), Travelex Group Limited, a company incorporated in England and Wales, and Coinstar. In accordance with the Agreement, Coinstar will purchase all of the issued share capital in Travelex Money Transfer Limited, a company incorporated in England and Wales (“TMT”), for approximately $27 million in cash.

Closing of the transaction is expected in approximately four weeks. Approximately $5.4 million of the $27 million will be held in escrow and released on a pro rata basis upon the satisfaction of certain conditions including, but not limited to, receipt of licenses in various jurisdictions and transfer of related assets in such jurisdictions.

In connection with the transaction described above, Coinstar will also enter into (as of the date of closing) a Transitional Services Agreement (the “Transition Agreement”) by and between Coinstar, Travelex and TMT. Under the Transition Agreement, Travelex will agree to provide certain services to TMT after the close of the transaction. These services are expected to include employment and payroll services, IT services, telephone and call center services and the use of office facilities. Coinstar will pay an agreed fee for such services which may include, in some circumstances, a component related to the performance of the business pending the transfer of certain assets.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement. A copy of the Agreement is attached hereto as an exhibit and is incorporated herein by reference.

Item 8.01 Other Events.

Coinstar issued a press release on May 4, 2006. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of the Entire Issued Share Capital of Travelex Money Transfer Limited dated April 30, 2006 by and among Travelex Limited, a company incorporated in England and Wales, Travelex Group Limited, a company incorporated in England and Wales and Coinstar, Inc.

99.1	Press Release issued by Coinstar, Inc. dated May 4, 2006

*	Certain exhibits and schedules in connection with the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Travelex Money Transfer Limited have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Coinstar, Inc. agrees to provide the Commission a copy of any such exhibit or schedule upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

By:	/S/ DAVID W. COLE
David W. Cole Chief Executive Officer

Date: May 4, 2006

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